Alamogordo Financial Stock Ownership Guide and Stock Order Form Instructions



Stock Order Form Instructions
--------------------------------------------------------------------------------
Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 15,000 shares. No person, together with associates, as defined in the Prospectus, and no person acting in concert may purchase more than 20,000 shares. For additional information, see "The Stock Offering Limitations on Common Stock Purchases" in the Prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at Alamogordo Federal Savings and Loan Association ("Alamogordo Federal")), by check, bank draft or money order payable to ALAMOGORDO FINANCIAL CORPORATION. DO NOT MAIL CASH. Your funds will earn interest at Alamogordo Federal's current passbook rate.

Item 4 - To pay by withdrawal from a savings account or certificate at Alamogordo Federal, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Alamogordo Federal will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes.

Item 5 - Please check the appropriate box to tell us the earliest of the dates that applies to you.

Item 6 - Please check this box if you are a director, officer or employee of Alamogordo Federal, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.

Item 8 - Please review the preprinted qualifying account information. The accounts listed may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed their ownership. You should list any other qualifying accounts that you may have or had with Alamogordo Federal in the blue box located under the heading "Additional Qualifying Accounts". These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your accounts as of the earliest of the three dates that you were a depositor. This may include accounts on which you were a joint owner, your own regular individual accounts or your IRA accounts. Similarly, if you are ordering stock jointly with another depositor, you should list all accounts on which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfer to Minors Act ownership, the minor must have had an account on one of the three dates and you should list only their accounts. If you are ordering stock corporately, you need to list just that corporation's accounts, as your individual accounts do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Alamogordo Financial common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

Alamogordo Financial Stock Ownership Guide and Stock Order Form Instructions



Stock Ownership Guide
--------------------------------------------------------------------------------
Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfer / Gift to Minors Act - For residents of New Mexico and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-NM or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option.
Registration for IRA's:    On Name Line 1 - list the name of the broker or trust
                           department followed by CUST or TRUSTEE.
                           On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.
                           Address will be that of the broker / trust department to where the stock certificate will be sent.
                           The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.
                           Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


              (See Reverse Side for Stock Order Form Instructions)

                        ALAMOGORDO FINANCIAL CORPORATION
                            Stock Information Center
                                500 10th Street
                          Alamogordo, New Mexico 88310
                                 (505) xxx-xxxx

                                STOCK ORDER FORM
--------------------------------------------------------------------------------
Deadline: The subscription Offering ends at 12:00 noon, Standard Time, on March xx, 2000. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Alamogordo Federal Savings and Loan Association branch office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
--------------------------------------------------------------------------------
(1) Number of Shares           Price Per Share              (2) Total Amount Due
                         X          $10.00           =             $

Mininum - 25 shares    Maximum - Generally 15,000 Shares, however, see the Stock
Order Form Insutructions (blue sheet) and the Prospectus.
--------------------------------------------------------------------------------
Method of Payment

(3) [ ] Enclosed is a check, bank draft or money order payable to Alamogordo Federal for $__________.

(4) [ ] I authorize Alamogordo Federal to make withdrawals from my Alamogordo Federal certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

      Account Number(s)                                        Amount(s)
      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------

      ---------------------------------------------------------------------
                                              Total Withdrawal
                                              -----------------------------
      There is NO penalty for early withdrawal.
--------------------------------------------------------------------------------
(5)  Purchaser Information (check one)

a. [ ] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Alamogordo Federal as of June 30, 1998. Enter information in section 8 for all deposit accounts that you had at Alamogordo Federal on June 30, 1998.

b. [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Alamogordo Federal as of December 31, 1999 but are not an Eligible Account Holder. Enter information in section 8 for all deposit accounts that you had at Alamogordo Federal on December 31, 1999.

c. [ ] Directors, Officers and Employees - Check here if you were a Director, Officer or Employee of Alamogordo Federal and a, b or c do not apply.

d.   [ ] General Community - Check here if a, b or c do not apply.
--------------------------------------------------------------------------------
(6) [ ] Check here if you are a director, officer or employee of Alamogordo Federal or a member of such person's immediate family (same household).
--------------------------------------------------------------------------------
(7)  [ ] NASD Affiliation - see description on reverse side of this form.

(8) Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Alamogordo Federal in the blue box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION (blue sheet). All Subscription orders are subject to the provisions of the Stock Issuance Plan.
________________________________________________________________________________
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
|                                                                              |
________________________________________________________________________________
     Additional Qualifying Accounts

     Account Title (Names on Accounts)                       Account Number
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)
--------------------------------------------------------------------------------

(9)  Stock Registration - Please PRINT Legibly and Fill Out Completely
     (Note:   The Stock Certificate and all correpsondence related to this stock order will be mailed to the address provided below)

     [ ] Individual                          [ ] Corporation
     [ ] Joint Tenants                       [ ] Partnership
     [ ] Tenants in Common                   [ ] Individual Retirement Account
     [ ] Uniform Transfers to Minors Act     [ ] Fiduciary Trust (Under
     [ ] Uniform Gift to Minors Act               Agreement Dated _____________)
--------------------------------------------------------------------------------

Name_____________________________________  Social Security or Tax ID____________
Name_____________________________________  Social Security or Tax ID____________
Mailing Address__________________________  Daytime Telephone____________________
City_________ State______ Zip Code_______ County______ Evening Telephone________

--------------------------------------------------------------------------------
Acknowledgement. By signing below, I acknowledge receipt of the Prospectus dated February xx, 2000 and understand I may not change or revoke my order once it is received by Alamogordo Federal. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Alamogordo Federal will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form is not both signed and properly completed. Your order will be filled in accordance with the provisions of the Stock Issuance Plan as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.
----------------------------------      ----------------------------------------
Signature Date Office Use Only Check #_______________

----------------------------------      Date Rec'd___/___ Ck. Amt.______________
Signature                     Date

----------------------------------      Batch #____Order #_____ Category________
--------------------------------------------------------------------------------

                               ALAMOGORDO FEDERAL

--------------------------------------------------------------------------------
Item (7) continued - NASD Affiliation (This section only applies to those individuals who meet the delincated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------
     Item (8) continued: Purchaser Information

     Account Title (Names on Accounts)                         Account Number
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               CERTIFICATION FORM

  (This Certification Form Must Be Signed In Addition to the Stock Order Form)

    I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF ALAMORGORDO FINANCIAL ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY ALAMOGORDO FINANCIAL OR ALAMOGORDO FEDERAL OR BY THE FEDERAL GOVERNMENT

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as insured deposit, I should call the Office of Thrift Supervision, Midwest Regional Director, Frederick R. Casteel at (972) 281-2000.

I further  certify  that,  before  purchasing  the  Common  Stock of  Alamogordo
Financial I received a copy o the Prospectus dated February xx, 2000 which discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 12 of the Prospectus:

1.     Changes in interest rates may hurt our profits.

2. Low demand for mortgage, commercial and consumer loans may lower our profitability.

3. After the stock offering our return on average equity will be low compared to other publicly traded companies. This could hurt the price of our common stock.

4. You may not be able to sell your shares when you desire, or for $10.00 or more per share.

5.     Our local economy may affect our future growth possibilities.

6.     Strong competition within our market area may reduce our customer base.

7. The implementation of stock-based benefits will increae our future compensation expense and reduce our earnings.

8. Consumer, commercial business and commercial real estate lending increase lending risk because of the geographic concentration of such loans and the higher risk that the loans will not be repaid.

9. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively apply such proceeds could hurt our profits.

10. AF Mutual Holding Company will continue to own a majority of Alamogordo Financial's common stock.

-------------------------------------      -------------------------------------
Signature                      Date          Signature                      Date

-------------------------------------      -------------------------------------
--------------------------------------------------------------------------------
(Note: If shares are to be held jointly, BOTH parties must sign)

Execution of the certification form will not constitute a waiver of any rights that a purchaser may have under the Securities Act of 1933, as amended. The share of Common Stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.